EXHIBIT 99.1
CONTACTS:
Tony Rossi
Financial Relations Board
213-486-6545
trossi@frbir.com
Mobility Electronics Adds Michael J. Larson to Board of Directors
Scottsdale, AZ, October 9, 2007 — Mobility Electronics, Inc. (NASDAQ: MOBE), a leading provider of innovative portable power and computing solutions, today announced the addition of Michael J. Larson to its Board of Directors. Mr. Larson, 54, has more than 30 years of experience in the consumer electronics and consumer products industries including senior management positions with companies such as Hewlett-Packard Company, Compaq Computer Corporation, Toshiba Corporation and Sony Corporation.
Since 2002, Mr. Larson has served as Senior Vice President and General Manager of the Personal Systems Group, Americas for Hewlett-Packard Company. The Personal Systems Group is responsible for Hewlett-Packard’s business and consumer PCs, mobile computing devices, workstations, and managed home products. Mr. Larson joined Hewlett-Packard following its merger with Compaq Computer Corporation. From 1996 through 2001, Mr. Larson served in a variety of senior management positions at Compaq including Senior Vice President and General Manager of the Worldwide Consumer Group. Mr. Larson’s professional experience also includes holding positions of increasing responsibility with companies such as Toshiba, Sony, The Coca-Cola Company Food Division, Johnson & Johnson, and The Carnation Company.
Mr. Larson holds a Bachelor of Arts degree from Wake Forest University.
“We are very fortunate to add an executive of Mike’s caliber to our Board of Directors,” said Robert W. Shaner, Chairman of the Board of Directors of Mobility Electronics. “Mike has guided the operations of numerous successful consumer electronics companies and his understanding of our target markets will be extremely valuable in our efforts to generate widespread adoption of our portable power solutions.”
Following the addition of Mr. Larson, Mobility’s Board of Directors consists of six members, with five being classified as independent.

Mobility Electronics

About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. Mobility Electronics’ iGo brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage the Company’s iGo intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
The Company also offers other accessories for the mobile electronic device market, such as foldable keyboards.
Mobility Electronics’ universal chargers are available at www.iGo.com as well as the stores of leading retailers and wireless carriers. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics, iGo and ...improving your mobile experience are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to widespread adoption for Mobility’s power products. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include the sell through rates of the Company’s power products at retail and wireless carrier accounts; delays or cessation of shipments of the Company’s products to the carrier; the timing and success of new product introductions; the development and introduction of new products by us and our competitors; the performance of suppliers and subcontractors; industry and general economic or business conditions; and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.
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